NORTHLAND CRANBERRIES, INC.
                            1998 INCENTIVE BONUS PLAN


             1. PURPOSE. The purpose of the Northland Cranberries, Inc. 1998 Incentive Bonus Plan (the "Plan") is to provide cash bonuses to officers and employees of Northland Cranberries, Inc. or any current or future subsidiaries thereof (collectively, unless the context indicates otherwise, the "Company") if the Company attains certain objectives for earnings per share and other corporate or department objectives and personal goals during the Company's fiscal year ending August 31, 1998 (the "1998 Fiscal Year"). The Board of Directors of the Company (the "Board") believes the Plan will further the interests of the Company and its shareholders by increasing the incentives and personal interest in the financial performance of the Company by those officers and employees who contribute to the Company's continued growth and financial success.

             2. ADMINISTRATION. The Plan shall be administered by the Stock Option and Compensation Committee (the "Committee") of the Board.
   In accordance with the provision of the Plan, the Committee shall have complete authority to approve the employees of the Company who shall be eligible to participate in the Plan for the fiscal year and the amounts of bonuses paid thereto. The Committee shall also have the authority to adopt such rules and regulations for carrying out the Plan, which are not inconsistent with the terms hereof, as it may deem proper and in the best interests of the Company and shall have complete authority and discretion to resolve all questions regarding eligibility, interpretation, administration and application of this Plan and any related agreements of instruments. All such determinations by the Committee shall be final.
   The existence of the plan or the grant of any bonuses hereunder shall not restrict the ability of the Committee or the Board to grant any other discretionary bonuses to any executive officers, employees or others outside of the Plan.

             A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of a quorum. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a unanimous vote at a meeting duly called and held.

             3. ELIGIBILITY. Each eligible employee of the company who is selected by Management for participation in the Plan, subject to approval by the Committee, shall be a Participant and shall be assigned to the Bonus Level for his or her position according to the schedule attached as Schedule A. A Participant shall have no rights to be selected for further participation in the Plan or any renewal or replacement thereof in any subsequent fiscal year. Written notice of selection for participation in the Plan shall be given to each Participant as soon as practicable following date of selection.

             4. AWARDS TO PARTICIPANTS. Participants shall be entitled to receive from the Company an annual incentive cash compensation award for the 1998 Fiscal Year ("Cash Bonus Award") based on a calculated percentage ("Bonus Percentage") of such Participant's base salary earned during the 1998 Fiscal Year (excluding benefits and bonuses). Such Bonus Percentage shall be determined pursuant to a formula based primarily on the percentage that the "Net Income Per Common Share" of the Company for the 1998 Fiscal Year, bears to the "Target Earnings" for the 1998 Fiscal Year, and other specified criteria. The formula and criteria for determining the Bonus Percentage for each Bonus Level are set forth on Schedule B. Management shall establish department and individual goals for Bonus Levels II through VI and shall set the discretionary bonuses for Bonus Level I seasonal employees, all subject to review by the Committee. The Target Earnings for the 1998 Fiscal Year shall be Net Income Per Common Share of $0.90.

             5. PAYMENT OF CASH BONUSES. The Cash Bonus Awards, if any, determined under Section 4 for the 1998 Fiscal Year shall be distributed by the Company to such Participants in cash, or to his or her estate in the event of death of the Participant, no later than November 15, 1998.

             6. NET INCOME PER COMMON SHARE. For purposes of the Plan, the Company's "Net Income Per Common Share" for the 1998 Fiscal Year shall be equal to the Company's net income per common share reflected on the Company's audited consolidated financial statement for such fiscal year (excluding extraordinary items, but not the issuance of additional shares of capital stock or rights with respect thereto, other than as set forth in Section 10 below).

             7. TERMINATION OF EMPLOYMENT. No Cash Bonus Award shall be made under the Plan for a Participant whose employment with the Company (or subsidiary) is terminated during the 1998 Fiscal Year for reasons other than retirement due to age in accordance with the Company's policies, total or permanent disability, or death, unless approved by the Committee after considering the cause of termination.

             8.   NEW EMPLOYEES, TRANSFERS BETWEEN BONUS LEVELS.

             (a) It is contemplated that employees may be approved for participation during a portion of the 1998 Fiscal Year and may be eligible to receive an award for the year based on the number of full months as a Participant. A person newly hired or promoted on or before March 1, 1998, into a position covered by a Bonus Level shall be eligible for participation in the Plan and, if selected by Management, shall have his or her participation in the Plan prorated for the fiscal year.

             (b) Participants who are promoted or otherwise transfered to a position covered by a different Bonus Level will receive Cash Bonus Awards prorated to months served in each eligible position.

             9. POWERS OF COMPANY NOT AFFECTED. The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Company's stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

             10. CAPITAL ADJUSTMENTS AFFECTING STOCK. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, spin-off, split-up or distribution of assets to shareholders, recapitalization, merger, consolidation, combination or exchange of shares or the like, the Committee may adjust the determination of net income per common share as it deems appropriate in its sole discretion. The determination of the Committee as to any adjustment shall be final (including any determination that no adjustment is necessary).

             11. AMENDMENT. The Board shall have the right to amend the Plan at any time and for any reason; provided, however, that no amendment of the Plan shall, without the consent of the Participants, alter or impair any of the rights or obligations under any bonuses previously earned and declared.

             12. TAX WITHHOLDING. The Company may deduct and withhold from any amounts payable to a Participant such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.

             13. EFFECTIVE DATE; FISCAL YEARS COVERED. The Effective Date of this Plan is September 22, 1997 and the Plan shall apply to and cover the Company's 1998 Fiscal Year. This Plan shall be renewable for additional one-year periods upon action of the Board.

             14.  RIGHTS OF PARTICIPANTS.

             (a) No Participant shall have any interest in any specific asset or assets of the Company (or any subsidiary) by reason of any account under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder.

             (b) No Participant may assign, pledge, or encumber his or her interest under the Plan, or any part thereof.

             (c)  Nothing contained in this Plan shall be construed to:

                  (i) Give any Participant any right to receive any award other than in the sole discretion of the Committee;

                  (ii) Limit in any way the right of the Company or subsidiary to terminate an Participant's employment at any time; or

                  (iii) Be evidence of any agreement or understanding, express or implied, that a Participant will be retained in any particular position, at any particular rate of remuneration or for any length of time.

                           NORTHLAND CRANBERRIES, INC.
                            1998 INCENTIVE BONUS PLAN

                                   SCHEDULE A


                                                          MAXIMUM PERCENTAGE
   BONUS LEVEL               POSITIONS                       OF BASE SALARY


      VII          Chairman and Chief Executive Officer             70%
                   President and Chief Operating Officer


      VI           Executive Vice-President                         60%
                   Vice-President - Chief Financial Officer
                   Vice-President - Corporate Secretary


      V            Vice-President - Purchasing & Budget             50%
                   Vice-President - East Coast Operations
                   Vice-President - Agricultural Operations
                   Vice-President - Manufacturing
                   Department Directors

      IV           Managers                                         30%


      III          Assistant Managers                               20%


      II           Other Full-Time Employees                        10%


      I            Seasonal Employees                               0%

                           NORTHLAND CRANBERRIES, INC.
                            1998 INCENTIVE BONUS PLAN

                                   SCHEDULE B



       BONUS                 CRITERIA                   BONUS PERCENTAGE
       LEVEL
                                                            Sum of:

        VII      Company's Net Income Per Common
                 Share Equals--
                   90% or more of Target Earnings   30%
                   100% or more of Target Earnings  20%
                   More than 100% of Target         1% for Each Percentage
                    Earnings                        Point over Target
                                                    Earnings up to 10%
                                                    Maximum

                 Criteria adopted by Committee      Discretionary from
                 Based on Executive's contribution  0 to 10%
                 towards enhancement of Company's   _____________________
                 long-term outlook
                                     Maximum Bonus  70% of Base Salary

         VI      Company's Net Income Per Common
                 Share Equals--
                   90% or more of Target Earnings   20%
                   100% or more of Target Earnings  20%
                   More than 100% of Target         1% for Each Percentage
                    Earnings                        Point over Target
                                                    Earnings up to 10%
                                                    Maximum

                 Achievement of Department Goals    10%
                                                    _____________________

                                     Maximum Bonus  60% of Base Salary

         V       Company's Net Income Per Common
                 Share Equals--
                   90% or more of Target Earnings   10%
                   100% or more of Target Earnings  15%
                   More than 100% of Target         1% for Each Percentage
                    Earnings                        Point over Target
                                                    Earnings up to 10%
                                                    Maximum

                 Achievement of Department Goals    15%
                                                    _____________________

                                     Maximum Bonus  50% of Base Salary


         IV      Company's Net Income Per Common
                 Share Equals--
                   100% or more of Target Earnings  10%
                   More than 100% of Target         1% for Each Percentage
                    Earnings                        Point over Target
                                                    Earnings up to 10%
                                                    Maximum

                 Achievement of Individual Goals    10%
                                                    _____________________

                                     Maximum Bonus  30% of Base Salary

        III      Company's Net Income Per Common
                 Share Equals--
                   100% or more of Target Earnings  5%
                   More than 100% of Target         1% for Each Percentage
                    Earnings                        Point over Target
                                                    Earnings up to 5%
                                                    Maximum

                 Achievement of Individual Goals    10%
                                                    _____________________

                                     Maximum Bonus  20% of Base Salary

         II      Company's Net Income Per Common
                 Share Equals--
                   100% or more of Target Earnings  5%

                 Achievement of Individual Goals    5%
                                                    _____________________

                                     Maximum Bonus  10% of Base Salary

         I       Discretionary Bonuses